Exhibit 10.26

                              EMPLOYMENT AGREEMENT
                              --------------------

      THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of December 16, 2008 (the "Effective Date), is made and entered into by and between Clearfield, Inc., a Minnesota corporation (hereinafter referred to as the "Company") and Cheri B. Podzimek (the "Executive").

      WHEREAS, the Company desires to employ the Executive and the Executive desires to accept employment with the Company, upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1.    Employment and Employment Period
      The Company agrees to employ the Executive and the Executive agrees to accept such employment upon the terms and conditions set forth herein. Subject to the provisions for earlier termination hereinafter provided, the Executive's employment hereunder shall be for a term (the "Employment Period") commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Initial Termination Date"); provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date unless either the Executive or the Company elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than sixty (60) days prior to the last day of the term then in effect.

      2.   Terms of Employment
            (a) Position and Duties.
                    (i) During the Employment Period, the Executive shall serve as Chief Executive Officer and President and shall perform such employment duties as are usual and customary for such positions. During the Employment Period, the Executive shall be a member of the Executive Management Committee of the Company, and the Executive shall report directly to the Board of Directors of the Company (the "Board") or its designee. The Executive Management Committee shall, as a group, review and consider all major business policies, strategies and initiatives of the Company and its affiliates. The Executive shall be officed at the Company's main headquarters offices in Plymouth, Minnesota; provided, however, that the Executive understands that travel will be a required component of the position. At the Company's request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other positions and capacities in addition to the foregoing. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive's compensation may (or may not) be increased beyond that specified in Section 2(b) of this Agreement, in the Company's sole discretion. In addition, in the event the Executive's service in one or more of such additional capacities is subsequently terminated, the Executive's compensation, as specified in Section 2(b) of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as the Executive otherwise remains employed under the terms of this Agreement.

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                    (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of her business time, energy, skills and best efforts to the performance of her duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Notwithstanding the foregoing, during the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on civic, charitable or other boards or committees; provided, however, that the Executive will consult with the Chairman of the Board prior to accepting a position on the board of any publicly traded company; (B) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (C) manage her personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an executive officer of the Company.

                    (iii) The Executive agrees that she will not take personal advantage of any business opportunity that arises during her employment by the Company and which may be of benefit to the Company unless all material facts regarding such opportunity are timely reported by the Executive to the Board for consideration by the Company and the disinterested members of the Board determine to reject the opportunity and to approve the Executive's participation therein.

            (b)   Compensation, Benefits, Equity Grants.
                    (i) Base Salary. During the Employment Period, the Executive shall receive a base salary of $220,000 per annum (the "Base Salary"), as the same may be increased thereafter (or thereafter decreased, but not below the initial Base Salary) pursuant to the Company's normal practices for its executives. The Base Salary shall be paid at such intervals as the Company customarily pays executive salaries. During the Employment Period, the Base Salary shall be reviewed at least annually for possible increase (or decrease, but not below the initial Base Salary), as determined by the Company's compensation committee, in its sole discretion. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term "Base Salary" as utilized in this Agreement shall refer to Base Salary as so adjusted.

                    (ii) Annual Bonus. In addition to the Base Salary, the Executive shall be eligible to earn, for each fiscal year of the Company ending during the Employment Period, an annual cash performance bonus (an "Annual Bonus"). The amount of the Annual Bonus and the target performance goals applicable to the Annual Bonus shall be determined in accordance with the terms and conditions of said bonus plan as in effect from time to time; provided that Executive's target for each Annual Bonus hereunder shall be 60% of Base Salary for that year, and her maximum Annual Bonus shall be 150% of Base Salary for that year. The terms and conditions of any such bonus plan shall be determined by the Company's compensation committee of the Board in its sole discretion.

                     (iii) Sign-On Bonus. The Executive shall receive a sign-on bonus in the amount of $2,000 within fifteen (15) days of the Effective Date as additional consideration for the Executive's agreement to the terms and conditions herein and her execution of this Agreement.

                     (iv) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive's eligible family members shall be eligible to participate in the welfare benefit plans, practices, policies and programs

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(including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.

                    (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company provided to senior executives of the Company.

                    (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to receive such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company.

                    (vii) Vacation. During the Employment Period, the Executive shall be entitled to receive paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives.

      3.   Termination of Employment

         (a) The Executive's employment shall continue from the Effective Date until it is terminated by the Company or the Executive in accordance with the terms of this Agreement.

         (b) Death. The Executive's employment will terminate automatically upon the Executive's death.

         (c) Disability. To the extent consistent with federal and state laws, Executive's employment may be terminated if Executive suffers a Disability. For purposes of this Agreement, "Disability" means a physical or mental illness which renders Executive unable to perform her essential duties for ninety (90) consecutive days or a total of one hundred and eighty (180) days in any twelve
(12) month period with or without reasonable accommodations, or unable to perform those duties in a manner that would not endanger her health or safety or the health or safety of others even with reasonable accommodations. The existence of a Disability shall be determined through the opinion (to a reasonable medical certainty) of an independent physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative. The Company is not, however, required to make unreasonable accommodations for Executive or accommodations that would create an undue hardship for the Company.

         (d) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For the purposes of this Agreement, "Cause" shall mean the occurrence of any one or more of the following events:

                  (i) The Executive's willful failure to perform or gross negligence in performing her duties owed to the Company (other than such failure resulting from the Executive's Disability or any such actual failure after her issuance of a Notice of Termination for Good Reason), which continues after thirty (30) days following a written notice delivered to the Executive by the Board, which notice specifies such willful failure or gross negligence;

                    (ii) The Executive's commission of an act of fraud or dishonesty in the performance of her duties;

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                    (iii)  The  Executive's  conviction  of,  or  entry  by  the
Executive of a guilty or no contest plea to, any felony or a misdemeanor involving moral turpitude;

                    (iv) Any material breach by the Executive of any fiduciary duty or duty of loyalty owed to the Company; or

                    (v) The Executive's material breach of any of the provisions of this Agreement which is not cured within thirty (30) days following written notice thereof from the Company.

            (e) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason or by the Executive without Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one or more of the following events without the Executive's prior written consent, provided that the Executive terminates her employment within one hundred and eighty (180) days following the lapse of the Company's cure period described below as to one or more of such events and unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) prior to the Date of Termination:

                     (i) The Company's reduction of the Executive's annual base salary below the initial Base Salary or reduction in the Executive's target annual bonus;

                    (ii) The Company's material change of the Executive's duties in a manner inconsistent with the Executive's position, authority, duties or responsibilities as contemplated by Section 2(a) or other action by the Company which materially diminishes such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from Executive;

                    (iii) The relocation of the Company's offices at which Executive is principally employed to a location more than 50 miles from such offices;

                    (iv) The failure of a successor to the Company to (A) assume and agree to perform the obligations of the Company hereunder, or (B) replace this Agreement with an employment contract of substantially similar terms acceptable to the Executive and no less favorable than those terms provided to an acquiring Company's executive officers; or

                    (v) The Company's material breach of its obligations under the Agreement.

      Notwithstanding any other provision of this Section 3(e), the occurrence of any event described in Section 3(e)(i) or (v) shall constitute Good Reason only if (A) the Executive provides written notice to the Company of the occurrence of such event within ninety (90) days of the initial occurrence of such event, and (B) the Company fails to remedy the event described in the Executive's written notice within thirty (30) days of the Company's receipt of such notice.

            (f) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(c) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of

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the Executive's employment under the provision so indicated, and (iii) specifies the Date of Termination (which date shall be not less than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

      4.   Obligations of the Company Upon Termination

               (a) Without Cause, For Good Reason or The Company's Non-Renewal. If, during the Employment Period, the Company shall terminate the Executive's employment without Cause, the Executive shall terminate her employment for Good Reason, or the Company elects not to extend the term of this Agreement in accordance with Section 1, then the Executive will receive those payments and benefits set forth below. The timing of the payments hereunder is subject to
Section 12(e) hereof:
                    (i) The  Executive  shall be paid,  in two lump sum payments
(A) the Executive's earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus required to be paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the "Accrued Obligations"), and (B) an amount (the "Severance Amount") equal to two (2) times the sum of (1) the Base Salary in effect on the Date of Termination, plus (2) the average Annual Bonus received by the Executive for the three (3) complete fiscal years as the Chief Executive Officer (or such lesser number of years as the Executive has been employed as the Chief Executive Officer) of the Company immediately prior to the Date of Termination;

                    (ii) At the time annual bonuses are paid to the Company's other senior executives for the fiscal year of the Company in which the Date of Termination occurs, the Executive shall be paid an Annual Bonus in an amount equal to the product of (A) the amount of the Annual Bonus to which the Executive would have been entitled if the Executive's employment had not been terminated, and (B) a fraction, the numerator of which is the number of days in such fiscal year through the Date of Termination and the denominator of which is the total number of days in such fiscal year (a "Pro-Rated Annual Bonus");

                    (iii)  If  Executive  (or  any  of   Executive's   qualified
beneficiaries) makes a timely election to continue to participate in the Company's group health plans (medical, dental, and vision) pursuant to 29 U.S.C. ss.ss. 1161-1169 ("COBRA"), the Company shall pay the premium for such coverage (which premium payment shall be taxable to Executive if the Company's group health plans are self-insured) starting on the Date of Termination and ending on the earlier of (A) the date that is one (1) year after the Date of Termination, or (B) the date on which Executive no longer is eligible to continue to participate under COBRA. For purposes of the foregoing, the usual limitations of COBRA shall apply and the Company's payment of the COBRA premium(s) shall not extend the continuation period, which begins on the Date of Termination;

                    (iv) Any unvested stock options shall become immediately vested in full; and

                    (v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any vested benefits and other amounts or benefits required to be paid or provided or which the Executive is eligible to receive as of the Date of Termination under any plan, contract or agreement of the Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits") to which the Executive is a party.

      Notwithstanding anything to the contrary in this Section 4, it shall be a condition to the Executive's right to receive the amounts provided for above that the Executive execute, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit A.

             (b) For Cause or Without Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further obligations to the Executive under this Agreement other than pursuant to Sections 6 and 7 hereof, and the obligation to pay to the Executive the Accrued Obligations when due under Minnesota law and to provide the Other Benefits in accordance with the provisions of the applicable plan, program, agreement and/or law.

            (c) Death or Disability. If the Executive's employment is terminated by reason of the Executive's Death or Disability during the Employment Period:
                    (i) The Accrued Obligations shall be paid to the Executive's estate or beneficiaries or to the Executive, as applicable, in a lump-sum cash payment when due under Minnesota law;

                    (ii) 100% of the Executive's then current annual Base Salary, as in effect on the Date of Termination, shall be paid to the Executive's estate or beneficiaries or the Executive, as applicable, in a lump-sum cash payment within twenty (20) days following the Date of Termination;

                    (iii) The Pro-Rated Annual Bonus shall be paid to the Executive's estate or beneficiaries or to the Executive, as applicable, at the time when annual bonuses are paid to the Company's other senior executives for the fiscal year of the Company in which the Date of Termination occurs;

                    (iv) If any of the Executive's qualified beneficiaries makes a timely election to continue to participate in the Company's group health plans pursuant to COBRA, the Company shall pay the premium for such coverage (which premium payment shall be taxable to Executive if the Company's group health plans are self-insured) starting on the Date of Termination and ending on the earlier of (A) the date that is one (1) year after the Date of Termination, or
(B) the date on which the Executive's qualified beneficiary no longer is eligible to continue to participate under COBRA. For purposes of the foregoing, the usual limitations of COBRA shall apply and the Company's payment of the COBRA premium(s) shall not extend the continuation period, which begins on the Date of Termination; and

                    (v) The Other Benefits shall be paid or provided to the Executive's estate or beneficiaries or to the Executive, as applicable, on a timely basis.

      Notwithstanding anything to the contrary in this Section 4(c), in the event the Executive's employment is terminated by reason of Disability, the amount described in Section 4(c)(ii) shall be paid to Executive no later than March 15th of the calendar year immediately following the calendar year in which the Executive suffers such Disability.

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      5.    Termination Upon a Change in Control

      If a Change in Control (as defined in the Company's 2007 Stock Compensation Plan as in effect on December 16, 2008, but excluding from such definition Section 8(b)(ii) thereof)) occurs during the Employment Period, the Company shall pay to the Executive a lump sum payment in the amount of the Executive's Base Salary in effect on the date of the Change in Control. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason or without Good Reason within one (1) year after the effective date of the Change in Control (the "CIC Anniversary"), then the Executive shall also be entitled to receive the payments and benefits provided in Section 4(a), subject to the terms and conditions thereof. For the purposes of this Section, the calculation of the Executive's average Annual Bonus will be the greater of (a) the average Annual Bonus received by the Executive for the three (3) complete fiscal years as the Chief Executive Officer (or such lesser number of years as the Executive has been employed as the Chief Executive Officer) of the Company immediately prior to the date of the Change in Control, and (b) the amount representing the Executive's Base Salary in effect on the date of the Change in Control. The timing of the foregoing payments is subject to Section 12(e) hereof. In addition, in the event of such a termination of the Executive's employment, all outstanding stock options, restricted stock and other equity awards granted to the Executive under any of the Company's equity plans (or awards substituted therefor covering the securities of a successor company) shall become immediately vested and exercisable in full.

      6.    Full and Final Settlement

      In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment. If any party to this Agreement institutes any action, suit, counterclaim, appeal, arbitration or mediation for any relief against another party, declaratory or otherwise (collectively an "Action"), to enforce the terms of this Agreement or to declare rights hereunder, then the Prevailing Party in such Action shall be entitled to recover from the other party, in addition to all applicable remedies, all costs and expenses of the Action, including reasonable attorneys' fees and costs (at the Prevailing Party's attorneys' then-prevailing rates) incurred in bringing and prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. A court or arbitrator shall fix the amount of reasonable attorneys' fees and costs upon the request of either party. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees and expert fees and costs incurred in enforcing, perfecting and executing such judgment. For the purposes of this Section, costs shall include, without limitation, in addition to costs incurred in prosecution or defense of the underlying action, reasonable attorneys' fees, costs, expenses and expert fees and costs incurred in the following: (a) post-judgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy, debtor and third party examinations; (d) discovery; (e) bankruptcy litigation; and (f) appeals of any order or judgment. "Prevailing Party" within the meaning of this Section includes, without limitation, a party who agrees to dismiss an Action (excluding an Action instituted in contravention

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of the  requirements  of Paragraph 12(b) below) in  consideration  for the other party's payment of the amounts allegedly due or performance of the covenants allegedly breached, or obtains substantially the relief sought by such party.

      7.   Certain Additional Payments by the Company

      Anything in this Agreement to the contrary notwithstanding and except as set forth herein, in the event it shall be determined that any payment to the Executive hereunder would be subject to an excise tax, then the Executive may be entitled to receive an additional payment under the Company's Excise Tax Gross-Up Payment Plan provided to senior executives of the Company.

       8. Non-Competition, Non-Solicitation and Protection of Confidential Information

         (a) Non-Competition and Non-Solicitation. The Executive acknowledges that: (i) the business in which the Company competes is highly competitive; (ii) as a key executive, she will participate in servicing current clients and vendors and/or soliciting prospective clients and vendors, through which the Executive will obtain knowledge of the "know-how" and business practices of the Company, in which matters the Company has a substantial proprietary interest;
(iii) her employment requires the performance of services that are special, unique, and extraordinary, and her position with the Company places her in a position of confidence and trust with the Company's clients, vendors and employees; and (iv) her rendering of services to the Company's clients and vendors necessarily will require the disclosure to the Executive of confidential information (as defined in Section 8(b) hereof) of the Company. In the course of her employment, the Executive will develop personal relationships with the Company's clients and vendors and knowledge of those clients' and vendors' affairs and requirements, and the Company's relationship with its clients and vendors will therefore be placed in the Executive's hands in confidence and trust. Thus, the Executive agrees that it is a legitimate interest of the Company, and reasonable and necessary for the protection of the Company's confidential information, goodwill and business, that the Executive make the covenants contained herein and that the Company would not have entered into this Agreement unless it contained the covenants in this Section 8. The Executive therefore agrees that for a period of two (2) years after the date of her termination from employment with the Company, she will not, as an employee, consultant, contractor, partner, shareholder, or in association with, any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for her ceasing to be employed by the
Company:
                  (i) Engage in any business with any person or entity who: (A) was a customer of the Company within the twelve (12) months before the Executive's employment termination, and (B) with whom Executive had contact to further the Company's business or for whom Executive performed services, or supervised the provision of services, during Executive's employment;

                  (ii)  Hire,  employ,   recruit  or  solicit  any  employee  or
                  consultant of the Company;

                  (iii) Solicit, induce or influence any employee, consultant or
                  customer  of  the  Company  to  terminate   his,  her  or  its
                  employment or other relationship with the Company;

                  (iv) Engage or participate in, or in any other way render services or assistance to, any business that competes, directly or indirectly, with any product or service of the Company that Executive participated in, engaged in, or had Confidential Information regarding, during Executive's employment. Ownership of less than 2% of the total outstanding stock or securities of a competitor of the Company listed on a national securities exchange is not a violation of this Section; or

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                  (v) Assist anyone in any of the activities listed above.

         (b) Confidential Information. During the Executive's employment with the Company, she will acquire and have access to confidential or proprietary information about the Company and/or its customers, including but not limited to, trade secrets, information relating to the Company's business, research, marketing, sales, operations and products and plans for development of new business products and services, operational designs and techniques related to business, marketing and financial information or data concerning the Company's business and business opportunities, information relating to the Company's suppliers, vendors, consultants, agents and customers, including lists and compilations of such persons and entities, information relating to the Company's officers, directors and shareholders, including their respective abilities, functions, conduct and compensation, proprietary information received or developed under agreement or other arrangement by the Company and third parties, and unpublished materials received or developed (including works of authorship) which relate to the business of the Company and its investment strategies, development plans, research and development data, and other technical information. The foregoing shall be collectively referred to as "Confidential Information". The Executive is aware that the Confidential Information is not readily available to the public; accordingly, she also agrees that she will not at any time (whether during or after the Employment Period), disclose to anyone (other than her counsel in the course of a dispute arising from the alleged disclosure of Confidential Information or as required by law) any Confidential Information or utilize such Confidential Information for the benefit of herself or any third party. The Executive agrees that these restrictions shall apply whether or not any such information is marked "confidential" and regardless of the form of the information. If the Executive becomes legally required to disclose any Confidential Information, she will provide the Company with prompt notice thereof so the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8(b) to permit a particular disclosure. If such protective order or other remedy is not obtained or if the Company waives compliance with the provisions of this Section 8(b) to permit a particular disclosure, the Executive will furnish only that portion of the Confidential Information that she is legally required to disclose and, at the Company's expense, will cooperate with the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. The Executive further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "Material") compiled by her or made available to her during her employment with the Company and/or its predecessor (whether or not the Material constitutes or contains Confidential Information), and in connection with the performance of her duties hereunder, shall be the property of the Company and shall be delivered to the Company on the termination of the Executive's employment with the Company or at any other time upon request. Except in connection with the Executive's employment with the Company, the Executive agrees that she will not make or retain copies or excerpts of the Material.

         (c) Remedies. If the Executive commits a breach, or is threatening to commit a breach, of any of the provisions of Section 8(a) or (b), the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

         (d) Acknowledgements. The parties acknowledge that (i) the restrictions imposed in Sections 8(a) and (b) are fair and reasonable and are reasonably required to protect the Company's proprietary interests and other legitimate business interests, and the goodwill associated with the Company's business;
(ii) the time, scope, geographic, and other provisions of this Section 8 have been specifically negotiated by sophisticated parties represented by legal counsel; and (iii) given the nature of the Company's business and given that clients can be and are serviced by the Company wherever they are located, it is impractical and unreasonable to place geographic limitations on the agreements made by the Executive herein. If any covenant contained in Sections 8(a) and (b) is held to be unenforceable by reason of its duration or geographic scope or its being too extensive in any other respect, the parties agree (A) such covenant shall be interpreted to extend over the maximum duration or geographic areas for which it may be enforceable and over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court making such determination, and (B) in its reduced form, such covenants shall be enforceable; but such reduced form shall apply only with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. Each of the covenants and agreements contained in this Section 8 (collectively, the "Restrictive Covenants") is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, or cause of action of the Executive against the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the Company's enforcement of any Restrictive Covenant. The unenforceability of any Restrictive Covenant shall not affect the validity or enforceability of any other Restrictive Covenant or other provisions of this Agreement. The Executive and the Company understand and agree that the Restrictive Covenants and other provisions in this Section 8 survive, and continue to be effective according to their terms after, the termination of the Executive's employment and the termination of this Agreement.

         (e) Notification of Restrictive Covenants. Before accepting employment or consulting work with any person, corporation or other entity during the Employment Period or any period thereafter that the Executive is subject to the restrictions set forth in Section 8(a) above, the Executive shall notify the prospective employer, person or entity in writing of her obligations under such provisions and shall simultaneously provide a copy of such written notice to the Company.

         (f) Tolling. The duration of the Restrictive Covenants set forth in this Agreement shall not expire, and shall be tolled, during any period in which the Executive is in violation of any of those covenants, and all restrictions shall automatically be extended by the period of the Executive's violation of any such covenants.

         (g) Scope. As used in this Section 8, the term "Company" shall include all subsidiaries and affiliates of the Company.

       9.         Intellectual Property

         The Executive agrees that all materials created or modified by her during the Employment Period including, without limitation, all works of authorship, inventions, processes, ideas, methods, concepts and other tangible and intangible materials (collectively, "Work Product"), shall be "work for hire" and that the Company shall be the exclusive owner of the Work Product and all intellectual property rights associated with the Work Product, including all trademarks, patents or copyrights contained therein. To the extent any Work Product does not qualify as "work for hire," the Executive hereby assigns ownership of all such Work Product to the Company and agrees to take all reasonable measures, at the Company's expense, to perfect such rights in the Company. The Executive hereby appoints the Company as her attorney-in-fact with the limited power to execute assignments of such Work Product.

       10.        Enforceability

         The failure of any party to require performance by another party of any provision shall not affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same or to enforce any other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

      11.         Successors

            (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      12.         Miscellaneous

            (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) Arbitration. To the fullest extent allowed by law, any controversy, claim or dispute between Executive and the Company (and/or any of its owners, directors, officers, employees, affiliates, or agents) relating to or arising out of Executive's employment, the cessation of that employment and/or any right or obligation under this Agreement will be submitted to final and binding arbitration in the county in which Executive work(ed) for determination in accordance with the American Arbitration Association's ("AAA") National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery in accordance with the applicable rules of the arbitration forum, except that the arbitrator shall have the authority to order and permit discovery as the arbitrator may deem necessary and appropriate in accordance with applicable state or federal discovery statutes. The arbitrator shall issue a reasoned, written decision, and shall have full authority to award all remedies which would be available in a judicial forum. The parties shall share the filing fees required for the arbitration, provided that Executive shall not be required to pay an amount in excess of the filing fees required by a federal or state court with subject matter jurisdiction. The Company shall pay the arbitrator's fees and any AAA administrative expenses. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. However, notwithstanding anything to the contrary contained  herein,  the  Company  shall  have  the  right  to  seek  and  obtain preliminary injunctive relief and other provisional remedies in aid of arbitration or to preserve the status quo pending arbitration in an appropriate judicial forum. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH THE EXECUTIVE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY. This arbitration agreement is to be construed as broadly as is permissible under applicable law.

            (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive: at the Executive's most recent address on the records of the Company;

      If to the Company:
      Clearfield, Inc.
      5480 Nathan Lane N., Suite 120
      Plymouth, MN 55442
      Attn: Chairman

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (d) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Exchange Act and the rules and regulations promulgated thereunder, then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.

            (e) Section 409A. To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with the provisions of Section 409A of the Internal Revenue Code and the guidance and regulations promulgated thereunder ("Section 409A"). This Agreement shall be administered in a manner consistent with this intent and the Executive agrees the Company shall have the right to delay the payment, or to limit the form of payment, of any amount under this Agreement to the extent the Company, in good faith, determines that such delay or limitation is necessary to avoid adverse tax consequences under Section 409A. Specifically, notwithstanding anything in Sections 4 or 5 or any other provision of this Agreement to the contrary, if at the Executive's Date of Termination, stock of the Company or any of its affiliates is publicly traded on an established securities market or otherwise and the Executive is a "Specified Employee" (as defined in Section 12(e)(i)) at the Date of Termination, the Company shall defer the payment or commencement of the payment, as the case may be, of any amounts described in Sections 4 or 5, and any other payments or benefits payable under this Agreement, the deferral of the payment or commencement of which is necessary to prevent any accelerated or additional tax under Section 409A, that, in any such case, otherwise become payable during the first six months following the Executive's Date of Termination, until the earlier of (A) the first day of the seventh month following the Executive's Date of Termination, or (B) the Executive's death. Any payments or benefits delayed as a result of the preceding sentence shall be accumulated and paid in a lump sum, without interest, as soon as practicable after the first day of the seventh month following the Executive's Date of

Termination (or the Executive's earlier death). Thereafter, payments shall resume in accordance with this Agreement. In addition, to the extent any provision of this Agreement, including the foregoing provisions of this Section 12(e), is or will be in violation of Section 409A, this Agreement shall be amended in such manner as the parties may agree such that the Agreement is or remains in compliance with Section 409A and the foregoing intent of the parties is maintained to the maximum extent possible. Each party is responsible for reviewing this Agreement for compliance with Section 409A.

                    (i) For purposes of this Agreement, a "Specified Employee" means, during the 12-month period beginning on April 1, 2007 or on April 1 of any subsequent calendar year, an employee of the Company or its affiliates who met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Internal Revenue Code (applied in accordance with the regulations thereunder and without regard to Code Section 416(i)(5)) for being a "key employee" at any time during the 12-month period ending on the December 31st immediately preceding such April 1st.

            (f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.

            (g) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Excise Tax Gross-Up Payment (as defined under the Company's Excise Tax Gross-Up Payment Plan), and the Executive hereby consents to such withholding.

            (h) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (i) Entire Agreement. This Agreement and the agreements, policies, plans and programs identified herein constitute the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replace and supersede any and all other agreements, offers or promises, whether oral or written, made to the Executive by the Company or any affiliate or representative thereof. For purposes of removing ambiguity and not in limitation of the foregoing, Executive and the Company specifically agree that the prior Change of Control Agreement between them is superseded by this Agreement and is accordingly null and void.

            (j) Consultation With Counsel. The Executive acknowledges that she has had a full and complete opportunity to consult with counsel and other advisors of her own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any representations or warranties to the Executive concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.

            (k) Representation by Executive. The Executive represents that she is not subject to any agreement, instrument, order, judgment or decree, or any other form of obligation, that would prevent her from entering into this Agreement or that would be breached upon performance of her duties under this Agreement. Executive will defend and indemnify the Company with respect to any claims, demands or causes of action which assert that this representation is not true and correct.

            (l) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                           CLEARFIELD, INC.



                                           By:  /s/ Bruce G. Blackey
                                                ---------------------------
                                                Bruce G. Blackey

                                           Its: Chief Financial Officer
                                                ---------------------------


                                           By:
                                                ---------------------------
                                           Its:
                                                ---------------------------

                                           EXECUTIVE

                                           /s/ Cheri B. Podzimek
                                           --------------------------------
                                           Cheri B. Podzimek